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                                                                    EXHIBIT 23.3
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 17, 2000 relating to the financial statements of Snaketech S.A. and its subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts".

September 7, 2000


Befec - Price Waterhouse

/s/ Oliver Auscher

Oliver Auscher